Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the “Agreement”) is entered into as of August 15, 2016, by and between Catasys, Inc., a Delaware corporation (the “Company”), and (“Purchaser”).

WITNESSETH THAT:

WHEREAS, Purchaser wishes to lend the Company money pursuant to a Senior Promissory Note to be issued by the Company to Purchaser as of the date hereof in the aggregate principal amount of (the “Loan Amount”) in the form attached hereto as Exhibit A (the “Note”); and

WHEREAS, the Company desires to issue Purchaser warrants to purchase up to an aggregate of shares of its common stock (the “Warrants”), par value $0.0001 per share (the “Common Stock”), which represents an amount equal to 35% coverage based on the principal amount of Purchaser’s Note delivered herewith divided by $1.10, the exercise price per share of the Warrant, in the form attached hereto as Exhibit B; and

WHEREAS, Purchaser desires to purchase from the Company the Warrants on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

Issuance and Acquisition of the Note and Warrants. Subject to the terms and conditions of this Agreement, the Company agrees to issue to Purchaser and Purchaser agrees to acquire from the Company the Note and the Warrant (as defined below) (the “Closing”).

A.      Note. Simultaneous with the execution of this Agreement by Purchaser and the delivery to the Company from Purchaser of a certified check or wire as described in Section 1.A.i below, the Company will deliver to Purchaser the Note and the Warrant.

i.     Purchaser agrees, on the terms and subject to the conditions set forth in this Agreement, to lend to the Company the Loan Amount, and upon the execution of this Agreement, to deliver a certified check or wire made payable to the Company in an amount equal to the Loan Amount.

ii.     The Loan Amount, together with any accrued and unpaid interest thereon, will be due and payable as set forth in the Note.

B.     Warrant.

i.     In consideration of the Loan Amount, Purchaser will receive a warrant, as set forth above and in Exhibit B (the “Warrant” and the shares of Common Stock issuable upon exercise of the Warrant, the “Warrant Shares”).

ii.     The Company will, during the time that the Warrant remains outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to effect the exercise of the Warrant with respect to all Warrant Shares. In the event that, on the date of exercise of the Warrant, the number of authorized but unissued shares of Common Stock is not sufficient to enable the Company to issue the number of Warrant Shares issuable upon such exercise, the Company will cause the number of authorized shares of Common Stock to be increased to an amount at least sufficient to enable the Company to issue the Warrant Shares then subject to the Warrant as soon as practicable thereafter and the term of the Warrant shall be extended by a number of days equal to the number of days the Warrant Shares are not issuable as a result of such failure.

iii.     Certificates evidencing the Warrant Shares shall not contain any legend: (i) while a registration statement covering the resale of such security is effective under the Securities Act of 1933 (“Securities Act”), or (ii) following any sale of such Warrant Shares pursuant to Rule 144 under the Securities Act (“Rule 144”), or (iii) if such Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent promptly if required by the transfer agent to effect the removal of the legend hereunder and such counsel shall request any supporting documents from Purchaser in connection with such opinion, which Purchaser shall use commercially reasonable efforts to promptly deliver. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (“Commission”)) then such Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this clause (iii), it will, no later than three Trading Days (as the term “Trading Day” is defined in the Warrant) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares and the supporting documents, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this clause (iii). Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to Purchaser by crediting the account of Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

iv.     In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the VWAP (as defined in the Warrant) of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 2(iii), $5 per Trading Day (increasing to $10 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the second Trading Day following the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (iv).

2.	Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

a.

Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each other jurisdiction in which the nature and the character of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations, condition (financial or otherwise) of the Company, or question the validity or enforceability of the Note or the Warrant, each a “Material Adverse Effect”).

b.

Power and Authority. The Company has the power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement, the Warrants and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Company and its board of directors. This Agreement has been, and each of the other agreements, documents and instruments to be executed and delivered by the Company will be at the Closing, duly executed and delivered by, and constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to creditors’ rights or by the application of equitable principles when equitable remedies are sought.

c.

Issuance of the Securities. The Note and the Warrants to be issued hereunder are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Warrant Shares issuable upon exercise of the Warrants, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

d.

No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Note and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) materially conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) to the Company’s knowledge, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

e.

Filing of Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934 (“Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

f.

No Adverse Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. No event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

3.     Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

a.

Reliance on Exemptions. Purchaser understands that the Warrants and the Warrant Shares are being issued and sold hereby in reliance upon specific exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of Purchaser contained in this Agreement and the Warrants in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Warrants and Warrant Shares.

b.

Accredited Investor Status. Purchaser is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and will be an Accredited Investor when the Warrants are exercised.

c.

Experience and Suitability. Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrants and Warrant Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Warrants and Warrant Shares and is able to afford a complete loss of such investment.

d.

Investment Purpose. Purchaser is acquiring the Warrants and will acquire the Warrant Shares for his or her own account for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Warrant or the Warrant Shares. Purchaser understands that the Warrants and Warrant Shares have not been registered under the Securities Act or the securities laws of any state, and Purchaser hereby agrees not to make any sale, transfer or other disposition of any such Warrants or Warrant Shares unless either (i) the Warrants and Warrant Shares first shall have been registered under the Securities Act and all applicable state securities laws, or (ii) an exemption from such registration is available, and the Company has received such documents and agreements from Purchaser and the transferee as the Company requests at such time.

e.	Legends.	Purchaser understands that until the Warrants or Warrant Shares have not been registered under the Securities Act and applicable state securities laws and each certificate representing such Warrants and Warrant Shares shall bear a legend substantially similar to the following:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities law and they may not be sold or otherwise transferred by any person, unless (1) either (a) a registration statement with respect to such securities shall be effective under the Act or (b) the company shall have received an opinion of counsel satisfactory to the company than an exemption from registration under such Act is then available and (2) there shall have been compliance with all applicable securities laws.”

f.

Authority and Non-contravention. The execution and performance hereof violates no order, judgment, injunction, agreement or controlling document to which Purchaser is a party or by which Purchaser is bound. If an organization, (i) Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it has been formed; (ii) Purchaser has the right and power under its organizational instruments to execute, deliver and perform its obligations hereunder; (iii) this Agreement has been duly authorized by all necessary action on the part of all officers, directors, partners, stockholders and trustees and will not violate any agreement to which Purchaser is a party; and (iv) the individual executing and delivering this Agreement has the requisite right, power, capacity and authority to do so on behalf of the organization.

4.     Covenants of the Company.

a.     Furnishing of Information.

(i)     Until the earliest of the time that the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

(ii)     At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Warrant Shares (assuming cashless exercise) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Warrant Shares, an amount in cash equal to one percent (1.0%) of the aggregate Exercise Price of such Purchaser’s Warrants on the date of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for Purchaser to transfer the Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4(a)(ii) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

b.     Publicity. The Company shall (a) disclose the material terms of the transactions contemplated hereby in its Quarterly Report on form 10-Q for the quarter ended June 20, 2016, or (b) file a Current Report on Form 8-K, including this Agreement and the form of Note and Warrant as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the filing of such public disclosure, the Company represents to Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective upon the issuance of such public disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and Purchaser or any of their Affiliates on the other hand, shall terminate. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency or the OTC Market (“Trading Market”), without the prior written consent of Purchaser, except (a) as required by federal securities law in connection with the filing of this Agreement with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Purchaser with prior notice of such disclosure permitted under this clause (b).

c.     No Nonpublic Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, which shall be disclosed pursuant to clause (b) above, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company

d.     Stock Listing. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is listed. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Warrant Shares, and will take such other action as is necessary to cause all of the Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company (DTC) or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer, so long as the eligibility criteria for DTC or another clearing corporation do not materially change following the date of this Agreement.

e.     Exercise of Warrants. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of Purchaser in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of Purchaser to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required by the Company, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required by the Company in order to exercise the Warrants.

5.     Miscellaneous.

a.

Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement shall not be amended except by a writing signed by both parties or their respective successors or assigns.

b.	Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

c.

Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.

d.

Attorneys' Fees. The Company and Purchaser shall each be responsible for legal fees incurred in connection with the negotiation, execution, and delivery of this Note, provided that Purchaser may withhold up to an aggregate of $10,000 from the purchase price of the Note to reimburse Purchaser’s for its reasonable, documented legal fees incur in connection with the transactions contemplated hereby.

e.

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

f.

Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

g.

Successors or Assigns. The Company and Purchaser agree that all of the terms of this Agreement will be binding on their respective successors and assigns, and that the term “Company” and the term “Purchaser” as used herein will be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators. Notwithstanding the foregoing, this Agreement and the rights and obligations of the Company hereunder will not be assignable (other than by merger), in whole or in part, without the prior written consent of Purchaser.

h.

Notices. All notices, requests, demands, claims and other communications under this Agreement must be in writing. Any notice, request, demand, claim or other communication under this Agreement will be deemed duly given (i) two (2) business days after such notice is sent by registered or certified mail, return receipt requested, postage prepaid or (ii) immediately after such notice is sent via email, in each case, addressed to the intended recipient as follows: if the Company, 11601 Wilshire Blvd, Suite 1100, Los Angeles, CA 90025, attention: Rick Anderson (randerson@catasys.com) and Susan Etzel (setzel@catasys.com) and if to Purchaser, at the address set forth on the signature page to this Agreement, or any other address applicable to Purchaser if the Company has been given notice of such change of address in accordance with this Section 5(g). Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

i.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

j.

Counterparts. This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument. Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Company and Purchaser on the date first written above.

* * * * * * * * *

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

COMPANY:

Catasys, inc.

________________________________

By: ____________________________

Name:

Title:

PURCHASER:

_______________________________

By: ____________________________

Name:

Title: